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                  [LETTERHEAD OF COBITZ, VANDENBERG & FENNESSY]







                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
SuburbFed Financial Corp.
Flossmoor, Illinois

     We have audited the consolidated statements of financial condition of SuburbFed Financial Corp. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ending December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SuburbFed Financial Corp. and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ending December 31, 1997 in conformity with generally accepted accounting principles.



                                             /s/ Cobitz, Vandenberg & Fennessy
                                             ----------------------------------
                                             Cobitz, Vandenberg & Fennessy


February 6, 1998
Palos Hills, Illinois